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Exhibit 10.24

AMENDMENT 2002-4

HILTON HOTELS RETIREMENT PLAN

        WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Retirement Plan (the "Plan"); and

        WHEREAS, the Board of Directors of the Company has granted the Hilton Hotels Pension and Thrift Committee (the "Committee") the authority to adopt amendents to the Plan on behalf of the Company and all Participating Affiliates (as defined in the Plan) which amendment authority is reflected in Section 8.1 of the Plan; and

        WHEREAS, the Company wishes to amend the Plan provisions applicable to the determination of Years of Vesting Service.

        NOW, THEREFORE, the Plan is amended as follows effective as of January 1, 2003; such amendment shall apply only to individuals who are Participants under the Plan on or after the effective date of the amendment:

        1.    The definition of "Years of Vesting Service" in Section 1.2 of the Plan is amended by the addition of the following paragraphs at the end thereof:

          "(g) In the case of an Employee whose Compensation is determined on the basis of an hourly rate, the number of hours to be credited to the Employee in a Vesting Computation Period solely for the purpose of determining Years of Vesting Service will be determined on the basis of Compensation, if:

            (1)  The Employee is credited with the number of hours equal to: the total of the Employee's Compensation during the Vesting Computation Period divided by the Employee's hourly rate as in effect at such times during the Vesting Computation Period; or the Employee's total Compensation during the Vesting Computation Period divided by the Employee's lowest hourly rate during the Vesting Computation Period, or by the lowest hourly rate payable to an Employee in the same or a similar job classification reasonably defined; and

            (2)  870 hours credited under paragraph (1) of this subsection (g) are treated as equivalent to 1,000 Hours of Service, and 435 hours credited under paragraph (1) above are treated as equivalent to 500 Hours of Service.

  For purposes of this subsection (g), Compensation at premium rates for overtime will be divided by the Employee's hourly rate for overtime, rather than the regular time hourly rate.

          (h)  In the case of an Employee whose Compensation is determined on a basis other than an hourly rate, hours to be credited to the Employee in a Vesting Computation Period solely for the purpose of determining Years of Vesting Service will be determined on the basis of Compensation if:

            (1)  The Employee is credited with the number of hours equal to the Employee's total Compensation during the Vesting Computation Period divided by the Employee's lowest hourly rate of Compensation during the Vesting Computation Period, determined under subsection (i) below; and

            (2)  750 hours credited under paragraph (1) of this subsection (h) are treated as equivalent to 1,000 Hours of Service, and 375 hours credited under paragraph (1) of this subsection (h) are treated as equivalent to 500 Hours of Service.

          (i)    For purposes of subsection (h) above, an Employee's hourly rate of Compensation shall be determined as follows:

            (1)  In the case of an Employee whose Compensation is determined on the basis of a fixed rate for a specified period of time (other than an hour) such as a day, week or month, the Employee's hourly rate of Compensation shall be the Employee's lowest rate of Compensation during a Vesting Computation Period for such specified period of time divided by the number of hours regularly scheduled for the performance of duties during such period of time. For purposes of the preceding sentence, in the case of an Employee without a regular work schedule, the Employee's hourly rate of Compensation shall be calculated on the basis of a 40-hour workweek or an 8-hour workday, or any other reasonable basis which reflects the average hours worked by the Employee over a representative period of time, provided that the basis so used is consistently applied to all Employees within the same job classifications reasonably defined.

            (2)  In the case of an Employee whose Compensation is not determined on the basis of a fixed rate for a specified period of time, the Employee's hourly rate of Compensation shall be the lowest hourly rate of Compensation payable to Employees in the same job classification as the Employee, or, if no Employees in the same job classification have an hourly rate, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

          (j)    During any period in which an Employee is not earning Years of Benefit Service, the Employee will earn a Year of Vesting Service for each 365 days of Service as determined in accordance with the elapsed time rules of Section 2530.200b-9 of the Department of Labor Regulations as set forth in Appendix H to the Plan, and shall not be credited with Years of Vesting Service under the methods set forth in subsections (g) and (h) during such period."

          2.    The Plan is amended by the addition of the following Appendix H at the end thereof:

"Appendix H

ELAPSED TIME METHOD

          This Appendix G sets forth the definitions and rules applicable for determining Years of Vesting Service for Employees who are subject to subsection (j) of the definition of "Years of Vesting Service' in Section 1.2.

          "Break in Employment' means an Employee's resignation, discharge, death or retirement from or by the Company and all Related Companies, effective as of the date of the applicable event or the first anniversary of the first date on which an Employee remains absent from work (with or without pay) with the Company and all Related Companies for any reason other than resignation, discharge, death or retirement (unless such event occurs during such one-year period). In determining whether a Break in Employment has occurred, the following rules shall apply:

            (a)  A Break in Employment shall not occur solely by reason of leaves of absence authorized by the Company or a Related Company before or after the absence, in accordance with established policies, and vacation periods, temporary layoffs for lack of work, and military leaves.

            (b)  Continuation upon temporary layoff for lack of work for a period in excess of one year shall be considered a discharge effective as of the anniversary date of the commencement of such period.

            (c)  Failure to return to work after expiration of any leave of absence or after recall from any temporary layoff, unless such failure is excused by the Company or a Related Company shall be considered a resignation, effective as of the earlier of the end of such leave of absence or layoff or the anniversary date of the commencement of such leave of absence or layoff.

            (d)  Failure of an Employee on military leave to make application for reemployment within the period during which he is entitled thereto under laws of the United States shall be considered a resignation effective as of the earlier of the end of such military leave or the anniversary date of commencement of such military leave.

          "Employment Date' means the date on which an Employee first completes an Hour of Service on initial employment by the Company or a Related Company.

          "Reemployment Date' means the date (following a Break in Employment) on which an Employee first completes an Hour of Service with the Company or a Related Company.

          "Service' means (i) each period, commencing on the Employee's Employment Date and continuing until such Employee's Break in Employment, and (ii) each period, commencing on the Employee's Reemployment Date and continuing until such Employee's subsequent Break in Employment. "Service' also includes the period commencing on the date of the Employee's resignation, discharge, death or retirement from or by the Company and all Related Companies and ending on the Employee's Reemployment Date if such period is one year or less.

          "Sixty Month Break in Service' means a period of 60 consecutive months following a Break in Employment during which the individual involved is not employed by the Company or a Related Company. However, if the Break in Employment occurred by virtue of maternity or paternity reasons set forth in the definition of One Year Break in Service Year, then the period used to determine if a Sixty Month Break in Service has occurred shall not commence until the second annual anniversary of the first date of such Break in Employment.

          If a Participant incurs a Sixty Month Break in Service prior to obtaining any vested interest under this Plan, his Years of Vesting Service completed prior to the Sixty Month Break in Service shall be taken into account if, and only if, the period of absence (not counting the first 12 months of absence in the case of a Break in Employment caused by maternity or paternity) following his Break in Employment is less than the Participant's Service completed prior to his Break in Employment.

          In the case of an Employee who transfers from a class of Employees whose service is determined on the basis of Vesting Computation Periods to a class of Employees whose service is determined under the elapsed time method under this Appendix G, the Employee shall receive credit for a period of service consisting of

          (A)  A number of Years of Vesting Service equal to the number of Years of Vesting Service credited to the Employee before the Vesting Computation Period during which the transfer occurs; and

          (B)  The greater of (1) the period of Service that would be credited to the Employee under the elapsed time method for his service during the entire Vesting Computation Period in which the transfer occurs or (2) the service taken into account under the Vesting Computation Periods method as of the date of the transfer. In addition, the Employee shall receive credit for Service subsequent to the transfer commencing on the day after the last day of the Vesting Computation Period in which the transfer occurs.

          In the case of an Employee who transfers from a class of Employees whose service is determined under the elapsed time method under this Appendix G to a class of Employees whose service is determined on the basis of Vesting Computation Periods—

          (A)  The Employee shall receive credit, as of the date of the transfer, for a number of Years of Vesting Service equal to the number of 1-year periods of Service credited to the Employee as of the date of the transfer, and

          (B)  The Employee shall receive credit, in the Vesting Computation Period which includes the date of the transfer, for ten Hours of Service for each day the Employee is credited with at least one Hour of Service for any fractional part of a year credited to the Employee under this Appendix G as of the date of the transfer."

        IN WITNESS WHEREOF, this Amendment 2002-4 is hereby adopted this 10th day of December, 2002.

HILTON HOTELS CORPORATION
By:	/s/ MOLLY McKENZIE-SWARTS

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  Exhibit 10.24
AMENDMENT 2002-4 HILTON HOTELS RETIREMENT PLAN